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                                                                    Exhibit 10.8

                               OPTION TO PURCHASE

         This Option to Purchase (this "Option") is made and entered into as of the 4th day of March, 2004 by and between 2600 Roosevelt Associates, L.L.C. ("Optionor") and U.S. Plastic Lumber Ltd. ("Optionee").

         A. Optionor is the owner of legal title to the real estate described in Exhibit A attached hereto and by this reference made a part hereof, known as 2600-2650 West Roosevelt Road and 1105-1107, 1111, 1135 and 1150 South Washtenaw Avenue (the "Property"), which Property is more particularly described on Exhibit A hereto.

         B. Prior to the execution and delivery of this Option, the former owners of the Property, as landlords, and Optionee, as tenant, entered into one or more Industrial Building Lease relative to the Property (collectively, the "Lease"), which Lease has been assigned by former owners to Optionor.

         C. The parties hereto desire that the Optionor shall grant to Optionee an option to purchase the Property in accordance with the terms hereinafter set forth.

         In consideration of the premises and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

         1. Optionor hereby grants to Optionee an exclusive option to purchase the property for the sum of $4,500,000, for a period of one year from the date hereof (the "Option Period"). Optionee shall pay all fees and costs associated with the closing of the sale and purchase of the Property (the "Closing"), including but not limited to all transfer taxes, title charges, survey and due diligence. Any sale shall be in "as is", where "is" condition without any further representation or warranty.

         2. This Option shall be exercised by Optionee or its beneficiary, or their respective agent giving written notice thereof to Optionor, by registered or certified mail or by commercial courier service, at 2600 West Roosevelt Road, Chicago, IL 60608 (Attention: Mark Alsentzer) at any time during the Option Period.

         3. Upon the exercise of this Option as set forth above, Closing shall be two (2) months after the date of such exercise.

         4. Notwithstanding the exercise of this Option, the Lease and all of the obligations of the parties thereunder shall remain in full force and effect until the Closing.

         5. If during the Option Period, there shall be a taking of any part or parts of the Property under the power of eminent domain or the commencement of any action to so take, or a conveyance in lieu of a taking, Optionee shall have the right to

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participate in any condemnation proceeding and to approve any settlement relative to the amount of the award. Provided that Optionee shall exercise this Option and close, Optionee shall have the right to be paid and retain the entire condemnation award relative to the Property. If such award shall theretofore have been paid to Optionor, the amount of such award shall be deducted from the purchase price payable at the closing. If such condemnation award shall not theretofore have been paid to Optionor, Optionee shall be entitled to the payment thereof by the condemning body and Optionor agrees to do any and all acts necessary to effectuate the same, including, without limitation, the endorsement of any checks to Optionee.

         6. Subject to any rights of the holders of the Collateral Assignment (as defined below), this Option shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Option may be recorded by Optionee.

         7. Either party may assign this Option without the consent of the other party.

         8. No modification of this Option shall be effective unless in writing and signed by Optionor and Optionee; provided, however, that if the Collateral Assignment of Option to Purchase as Security of even date herewith (the "Collateral Assignment") by Optionee in favor of General Electric Capital Corporation ("GECC") and the other lenders described therein is in effect, then the effectiveness of any modification of this Option (other than an extension of the Option Period) shall also be conditioned upon the prior written consent of GECC.

         9. During the Option Period, Optionor shall not grant any mortgage or similar security instrument on the Property in favor any person or entity other than Philadelphia Private Bank ("PPB"); provided, however, that in connection with any refinancing of the indebtedness of Optionor to PPB, Optionor may grant a mortgage in favor of the lender(s) providing such refinancing.

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         DATED as of the day and year first above written.

                                       2600 ROOSEVELT ASSOCIATES, L.L.C., as
                                       Optionor


                                       By: /s/ Mark S. Alsentzer
                                           ---------------------------------
                                       Name:   Mark S. Alsentzer
                                               -----------------------------
                                       Its: Member
                                            --------------------------------



                                       U.S. PLASTIC LUMBER LTD., as Optionee


                                       By: /s/ Michael D. Schmidt
                                           ---------------------------------
                                       Name:   Michael D. Schmidt
                                               -----------------------------
                                       Its: Treasurer
                                            --------------------------------


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